Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 132 to Registration Statement No. 002-27962 on Form N-1A of our reports dated as indicated on the attached Appendix A relating to the financial statements and financial highlights of the Funds and Portfolios listed on the attached Appendix A, certain of the Funds constituting Eaton Vance Special Investment Trust (the “Trust”), appearing in the Annual Report on Form N-CSR of the Trust for the year ended December 31, 2012, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

April 25, 2013

Appendix A

Report Date	Funds / Portfolios
February 15, 2013	Eaton Vance Large-Cap Growth Fund
February 15, 2013	Large Cap Growth Portfolio
February 15, 2013	Eaton Vance Large-Cap Value Fund
February 15, 2013	Large-Cap Value Portfolio

February 18, 2013	Eaton Vance Dividend Builder Fund
February 18, 2013	Dividend Builder Portfolio

February 19, 2013	Eaton Vance Small-Cap Value Fund

February 20, 2013	Eaton Vance Greater India Fund
February 20, 2013	Greater India Portfolio
February 20, 2013	Eaton Vance Investment Grade Income Fund
February 20, 2013	Investment Grade Income Portfolio

February 21, 2013	Parametric Absolute Return Fund (formerly Eaton Vance Parametric Option Absolute Return Strategy Fund)

February 22, 2013	Eaton Vance Balanced Fund
February 22, 2013	Eaton Vance Small-Cap Fund
February 22, 2013	Eaton Vance Special Equities Fund

February 25, 2013	Eaton Vance Commodity Strategy Fund
February 25, 2013	Eaton Vance Real Estate Fund